UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Marin Software Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35838	20-4647180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 27th Floor San Francisco, California 94105		94105
(Address of Principal Executive Offices)		(Zip Code)

(415) 399-2580

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 24, 2018, Marin Software Incorporated (the “Company”) announced a restructuring plan (the “Restructuring”) designed to reduce operating expenses to address its declines in revenues and better align the Company’s efforts to return to growth.

The Company expects the Restructuring to impact 48 employees, or approximately 11% of the Company’s global workforce as of December 31, 2017. In addition, separate from the Restructuring, the Company’s headcount has been reduced through the attrition of six employees for a total headcount reduction of 54 employees, or approximately 12% of the Company’s global workforce as of December 31, 2017. The Company currently estimates that it will incur pre-tax charges and costs of approximately $1.0 to $1.5 million, primarily related to severance, other one-time termination benefits, and reduction of office space. Of these charges, the Company expects a majority to be cash-based primarily related to severance and one-time termination benefits. These costs are primarily expected to be incurred during the first quarter of 2018 and the Company expects to record the majority of the charges in the first quarter of 2018. The Company expects the majority of the Restructuring activities to be completed by the first half of 2018. The annualized cost savings are estimated to be approximately $6.0 to $7.0 million for 2018.

Forward-Looking Statements

The foregoing disclosures constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: the Company’s ability to implement the restructuring as currently planned; possible changes in the size of the Restructuring; the components and amount of the expected costs and charges associated with the Restructuring; the timing of the payment of the expected costs and charges; the timing of recording the expected costs and charges on the Company’s financial statements; the annualized cost savings; and risks associated with the Company’s ability to achieve the benefits of the Restructuring.  You should refer to the section entitled “Risk Factors” set forth in the Company’s annual and quarterly reports and other filings the Company makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by the Company’s forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: January 24, 2018	By:	/s/ Bradley W. Kinnish
Bradley W. Kinnish
Chief Financial Officer

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